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Exhibit 10.25

SECOND AMENDMENT
TO LOAN AND SECURITY AGREEMENT

    THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Second Amendment") is made as of September 27, 2001, by and among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders ("Agent"), BANK OF AMERICA, N.A., as the documentation agent for the Lenders ("Documentation Agent"), SILICON GRAPHICS, INC., a Delaware corporation ("Parent"), and SILICON GRAPHICS FEDERAL, INC., a Delaware corporation (together with Parent, the "Borrower"), with reference to the following facts:

    A.  The parties hereto have entered into that certain Loan and Security Agreement, dated as of April 10, 2001, as amended by a letter agreement, dated as of May 15, 2001, a letter agreement, dated as of June 8, 2001, a First Amendment to Loan and Security Agreement, dated as of June 29, 2001, and a letter agreement, dated as of July 25, 2001 (as so amended, the "Loan Agreement"), and other Loan Documents. (Capitalized terms, which are used herein but not defined herein, shall have the meanings ascribed to them in the Loan Agreement.)

    B.  The parties wish to make certain modifications to the Loan Documents, all on the terms and conditions set forth herein.

    NOW, THEREFORE, the parties hereto agree as follows:

    1.  Amendments to Loan Agreement. Effective as of the Effective Date (as defined below), the Loan Agreement shall be amended as follows:

      1.1 Section 7.20(a) is deleted and replaced by the following:

    "7.20 Financial Covenants.  Fail to maintain:

        (a) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
($95,000,000)	For the 3 month period ending June 30, 2001
($135,000,000)	For the 3 month period ending September 30, 2001
$21,000,000	For the 3 month period ending December 31, 2001
$35,000,000	For the 3 month period ending March 31, 2002
$43,000,000	For the 3 month period ending June 30, 2002;

provided, however, that: (w) the required amount of EBITDA for the 3 month period ending June 30, 2001 shall be increased by $1 for each $1 by which Borrowers' restructuring charges during the same 3 month period aggregate less than $80,000,000; (x) the required amount of EBITDA for the 3 month period ending September 30, 2001 shall be increased by $1 for each $1 by which Borrowers' restructuring charges during the same 3 month period aggregate less than $100,000,000; (y) if Parent is required under GAAP to make a non-cash write-down of its remaining investment in WAM!NET after the date hereof, then the required amount of EBITDA for the 3 month period during which said write-down is made shall be decreased by the amount of said write-down; and (z) the required amount of EBITDA for each 3 month period ending after June 30, 2002 shall be set by Agent at a discount to projected EBITDA following receipt of and based upon applicable Projections satisfactory to Lenders."

      1.2 The definition of "Collateral" in Section 1.1 of the Loan Agreement is deleted and replaced by the following:

      "Collateral" means, except for the Excluded Intellectual Property, all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

          (a) Accounts,

          (b) Books,

          (c) Equipment,

          (d) IP Collateral,

          (e) Inventory,

          (f)  Negotiable Property,

          (g) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of Lender, and

          (h) the proceeds and products, whether tangible or intangible, of any of the foregoing described in clauses (a) through (g) above, including (x) proceeds of insurance covering any or all of the foregoing, and (y) any and all Accounts, Books, Equipment, IP Collateral, General Intangibles, Inventory, Investment Property, Negotiable Property, Real Property, money, deposit accounts, or other tangible or intangible property, solely to the extent, in the case of each of the foregoing clauses (x) and (y), resulting from the sale, exchange, collection, or other disposition of any of the foregoing described in clauses (a) through (g) above, or any portion thereof or interest therein, and the proceeds thereof; provided, however, that Collateral shall not include such General Intangibles: (i) which cannot be subject to a consensual security interest in favor of Agent without the consent of the licensor or other party thereto, (ii) as to which any such restriction described in clause (i) is effective and enforceable under applicable law including Section 9318(4) of the Code or, from and after the effective date thereof, Section 9408 of the revised Article 9 of the Code, and (iii) to which such consent described in clause (i) has not been obtained by the party granting the security interest."

      1.3 The following definitions are hereby added to Section 1.1 of the Loan Agreement:

      "Copyrights" means all of Borrower's right, title and interest in and to copyrights in works of authorship of any kind, and all registration applications, registrations and recordings thereof in the Office of the United States Register of Copyrights, Library of Congress, or in any similar office or agency of any country or political subdivision thereof throughout the world, whether now owned or hereafter acquired by such Borrower, including those described in Schedule 5.16A annexed hereto and made a part hereof, together with all extensions, renewals, reversionary rights, and corrections thereof and all licenses thereof or pertaining thereto.

      "Excluded Intellectual Property" means each Patent, Trademark and Copyright presently owned by the Borrowers and listed on Schedule 5.16B.

      "Intellectual Property" means collectively, the Patents, Trademarks and Copyrights.

      "IP Collateral" means collectively, the Patent Collateral, Trademarks and Copyrights.

      "Intellectual Property Security Agreement" means an intellectual property security agreement executed and delivered by each Borrower and Agent, the form and substance of which is satisfactory to Agent.

      "Loan Documents" means this Agreement, the Cash Management Agreements, the Disbursement Letter, Intellectual Property Security Agreement, the Fee Letter, the Letters of Credit, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Officers' Certificate, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with this Agreement.

      "Patents" means all of Borrower's right, title and interest in and to all inventions and letters patent and registration applications therefor, and all registrations and recordings thereof, including, without limitation, registration applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, including those described in Schedule 5.16A, together with all re-examinations, reissues, continuations, continuations-in-part, divisions, improvements and extensions thereof and all licenses thereof or pertaining thereto and all licenses of patent rights to such Borrower now in effect or entered into during the term of this Agreement and the rights to make, use and sell, and all other rights with respect to, the inventions disclosed or claimed therein, all inventions, designs, proprietary or technical information, know-how, other data or information, software, databases, all embodiments or fixations thereof and related documentation, all information pertaining to the foregoing having value in connection with such Borrower's business and all other trade secret pertaining to the foregoing rights not described above.

      "Patent Collateral" means all of Borrower's right, title and interest in and to all registrations and recordings in the United States Patent and Trademark Office described in Schedule 5.16A, together with all re-examinations, reissues, continuations, continuations-in-part, divisions, improvements and extensions thereof and all licenses thereof or pertaining thereto and all licenses of patent rights to such Borrower now in effect or entered into during the term of this Agreement and the rights to make, use and sell, and all other rights with respect to, the inventions disclosed or claimed therein, all inventions, designs, proprietary or technical information, know-how, other data or information, software, databases, all embodiments or fixations thereof and related documentation, all information pertaining to the foregoing having value in connection with such Borrower's business and all other trade secret pertaining to the foregoing rights not described above.

      "Trademarks" means all of Borrower's right, title and interest in and to trademarks, trade names, trade styles, service marks, logos, emblems, prints and labels, all elements of package or trade dress of goods, and all general intangibles of like nature, now existing or hereafter adopted or acquired by such Borrower, together with the goodwill of such Borrower's business connected with the use thereof and symbolized thereby, and all registration applications, registrations and recordings thereof, including, without limitation, registration applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or in any office of the Secretary of State (or equivalent) of any state thereof, or in any similar office or agency of any country or political subdivision thereof throughout the world, whether now owned or hereafter acquired by such Borrower, including those described in Schedule 5.16A annexed hereto and made a part hereof, together with all extensions, renewals and corrections thereof and all licenses thereof or pertaining thereto.

      1.4 The following is added as Section 3.2(f) of the Loan Agreement:

      "(f) no later than October 30, 2001, deliver to Agent executed copies of the Intellectual Property Security Agreement and all other documents related thereto, in form and substance satisfactory to Agent in its Permitted Discretion, necessary to create and perfect a Lien on Borrower's Intellectual Property in favor of Agent, for the benefit of the Lender Group."

      1.5 Section 5.16 of the Loan Agreement is hereby deleted and replaced by the following:

    "5.16 Intellectual Property; IP Collateral.

      (a) Each Borrower owns, or holds licenses in all of its Intellectual Property, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16A is a true, correct, and complete listing of all IP Collateral as to which each Borrower is the owner or is an exclusive licensee.

      (b) Except as set forth in Schedule 5.16A:

        (i)  Each Borrower is the sole owner of its IP Collateral, free and clear of any Lien (other than in favor of Agent, for the benefit of Lender Group) without the payment of any monies or royalty except with respect to off-the-shelf software;

        (ii) Each Borrower has taken, and will continue to take, all actions which are necessary or advisable to acquire and protect its IP Collateral, consistent with prudent commercial practices and such Borrower's business judgment, including without limitation: (x) registering all Copyrights which, in such Borrower's business judgment, are of sufficient value to merit such treatment, in the U.S. Copyright Office, and (y) registering all Patent Collateral and Trademarks which, in such Borrower's business judgment, are of sufficient value to merit such treatment, in the United States Patent and Trademark Office;

        (iii) Each Borrower's rights in the IP Collateral are valid and enforceable;

        (iv) No Borrower has received any demand, claim, notice or inquiry from any Person in respect of the IP Collateral which challenges, threatens to challenge or inquiries as to whether there is any basis to challenge, the validity of, the rights of Borrowers in or the right of Borrowers to use, any such IP Collateral, and Borrowers know of no basis for any such challenge;

        (v) Borrowers have not received any formal notice of any violation or infringement of any proprietary rights of any other Person;

        (vi) to the knowledge of Borrowers, no Person is infringing any of the Trademarks;

        (vii) except on an arm's-length basis for value and other commercially reasonable terms, Borrowers have not granted any license with respect to any IP Collateral to any Person; and

        (viii)Borrowers are not pursuing any claims or causes of actions against any Person for infringement of Borrowers' IP Collateral. "

      1.6 Section 6.4 of the Loan Agreement is hereby deleted and replaced with the following:

    "6.4 Intellectual Property; IP Collateral.  Comply with their continuing obligations described in Section 5.16 and the Intellectual Property Security Agreement."

      1.7 The following schedule is added to the Exhibits and Schedules of the Loan Agreement:

      "Schedule 5.16A IP Collateral

      Schedule 5.16B Excluded Intellectual Property"

      1.8 The following are hereby added as Sections 6.16 and 6.17 of the Loan Agreement:

    "6.16 Cash Collateral.  Provide and maintain at all times cash collateral to be held by Agent in an amount equal to no less than $6,995,540.38, which cash collateral will be held in an interest bearing account maintained by Agent.

    6.17 Assignment of Proceeds.  Execute and deliver to Agent any and all additional documents that Agent may request in its Permitted Discretion, in form and substance reasonably satisfactory to Agent, providing for the assignment of all proceeds to Agent arising from any license or royalty agreement entered into by the Borrower with respect to Borrower's General Intangibles."

      1.9 Section 7.2 of the Loan Agreement is hereby deleted and replaced with the following:

    "7.2 Liens.  Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of the following property, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(h) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness): (i) each Borrower's Intellectual Property; provided, however, that such Intellectual Property shall not include the Excluded Intellectual Property, or (ii) Borrowers' other assets located within the United States, of any kind."

    2.  Conditions to Effectiveness. The effectiveness of this Second Amendment is subject to the receipt by the Agent or the completion by Borrower of the following, and the date on which the Agent receives or Borrower completes all of the following shall be the "Effective Date:"

      2.1 Counterparts of this Second Amendment, executed by each of the parties hereto;

      2.2 Borrower has paid Agent a waiver fee of $300,000 and all of Agent's attorneys' fees and costs as described in Section 3.8 hereof;

      2.3 Borrower has fulfilled all the conditions set forth in Section 3 of that certain Forbearance Agreement, dated as of September 27, 2001 and entered into by and among the parties hereto.

    3.  Miscellaneous.

      3.1 Loan Documents Confirmed. Except as expressly amended hereby, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. This Second Amendment is hereby incorporated into the Loan Agreement.

      3.2 Choice of Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED, THIS SECOND AMENDMENT AND ALL OTHER DOCUMENTS BEING EXECUTED CONCURRENTLY HEREWITH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      3.3 Sole Parties. This Second Amendment is made exclusively for the benefit of and solely for the protection of the parties hereto, and no other person or persons shall have the right to enforce the provisions hereof by action or legal proceedings or otherwise.

      3.4 Interpretation. Whenever the context so requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The headings used in this Second Amendment are inserted solely for the convenience of reference and are not part of, nor intended to govern, limit or aid in the construction of, any term or provision hereof.

      3.5 Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

      3.6 Further Assurances. From time to time, each party will execute and deliver in recordable form, if necessary, such further instruments and will take such other action as the other party reasonably may request in order to discharge and perform their obligations and agreements under this Second Amendment.

      3.7 Time of Essence. Time is of the essence in this Second Amendment.

      3.8 Attorneys' Fees and Costs. The Borrower agrees that all of the Agent's attorneys' fees and costs in drafting and negotiating this Second Amendment are part of the Obligations and are payable on demand.

    IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

SILICON GRAPHICS, INC. a Delaware corporation
By: Title:
SILICON GRAPHICS FEDERAL, INC. a Delaware corporation
By: Title:
FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent and as a Lender
By: Title:
BANK OF AMERICA, N.A., as Documentation Agent and as a Lender
By: Title:

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SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT